                                                                    Exhibit 5.01

                       [LEGAL OPINION ON BRBI LETTERHEAD]

                                 October 7, 2003


Brooks Automation, Inc.
15 Elizabeth Drive
Chelmsford, MA  01824

      RE: FORM S-3 UNIVERSAL SHELF REGISTRATION STATEMENT RELATING TO $200,000,000 AGGREGATE PRINCIPAL AMOUNT OF SECURITIES OF BROOKS AUTOMATION, INC.

Ladies and Gentlemen:

      We have acted as counsel to Brooks Automation, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), with respect to the following securities:

      (i) common stock, par value $.01 per share (the "Common Stock"), together with an equal number of preferred share purchase rights (the "Rights"), which are delivered with each share of Common Stock of the Company;

      (ii) preferred stock, par value $.01 per share (the "Preferred Stock");
and

      (iii) debt securities (the "Debt Securities");

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial public offering price not to exceed $200,000,000. The Common Stock, Rights, Preferred Stock and Debt Securities are sometimes referred to individually as a "Security" and collectively as the "Securities".

      In connection with this opinion, we have examined the following (collectively, the "Documents"):

      (i)   the Certificate of Incorporation of the Company, as amended;

      (ii)  the Bylaws of the Company, as amended;

      (iii) the corporate minute books or other records of the Company;

      (iv) the Rights Agreement between the Company and EquiServe Trust Company, N.A., as Rights Agent dated as of July 23, 1997, as amended;

      (v) the Form of Indenture to be entered into between the Company and U.S. Bank National Association; and

      (vi)  the Registration Statement.

      For purposes of this opinion, we have assumed, without any investigation,
(i) the legal capacity of each natural person, (ii) the full power and authority of each entity and person other than the Company to execute, deliver and perform each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or hereafter to be done by such entity or person, (iii) the due authorization by each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or to be done by such entity or person, (iv) the due execution and delivery by each entity or person other

Brooks Automation, Inc.
October 7, 2003
Page 2


than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered by such entity or person, (v) the legality, validity, binding effect and enforceability of each document heretofore executed and delivered or hereafter to be executed and delivered by each entity or person other than the Company and of each other act heretofore done or hereafter to be done by such entity or person, (vi) the genuineness of each signature on, and the completeness of each document submitted to us as an original, (vii) the conformity to the original of each document submitted to us as a copy, (viii) the authenticity of the original of each document submitted to us as a copy,
(ix) the completeness, accuracy and proper indexing of all governmental and judicial records searched and (x) no modification of any provision of any document, no waiver of any right or remedy and no exercise of any right or remedy other than in a commercially reasonable and conscionable manner and in good faith.

      The opinions expressed herein are based solely upon (i) our review of the Documents, (ii) discussions with certain officers of the Company with respect to the Documents, (iii) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein, and (iv) such review of published sources of law as we have deemed necessary.

      We have not, except as specifically noted herein, made any independent review or investigation of orders, judgments, rules or other regulations or decrees by which the Company or any of its property may be bound. Nor have we made any independent investigation as to the existence of actions, suits, investigations, or proceedings, if any, pending or threatened against the Company.

      Our opinions contained herein are limited to the laws of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware, including the statutory provisions, all applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting these laws, and the federal law of the United States of America. To the extent that the laws of any other jurisdiction may govern any of the matters as to which we are opining herein, we have assumed that such laws are identical to the state laws of the Commonwealth of Massachusetts, and we are expressing no opinion herein as to whether such assumptions are reasonable or correct.

      The opinions hereafter expressed in numbered paragraph 3 with respect to the enforceability of the Debt Securities to be issued under the Indenture are subject to the general qualifications that such rights and remedies may be subject to and affected by: (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, or assignment for the benefit of creditors laws and other laws affecting the rights and remedies of creditors generally, including, without limitation, laws regarding fraudulent transfers, fraudulent conveyances, preferences, avoidance, automatic stay and turn-over;
(ii) general principles of equity, including, without limitation, those governing the availability of equitable remedies, affording equitable defenses, requiring good faith, fair dealing and reasonableness in the performance and enforcement of a contract, and affording defenses based upon unconscionability, lack of notice, impracticability or impossibility of performance; and (iii) general rules of contract law with respect to matters such as the election of remedies, the limits of severability, mutuality of obligations, and opportunity to cure, limitations on the enforceability of indemnification, contribution or exculpation provisions under applicable securities laws or otherwise and limitations on the enforceability of provisions which are in violation of public policy.

      Based upon and subject to the foregoing, we are of the opinion that:

            1. With respect to the Common Stock and related Rights, when (a) the Board of Directors of the Company or a duly authorized committee of the Board of Directors (such Board of Directors or committee being referred to herein as the "Board"), has taken all necessary

Brooks Automation, Inc.
October 7, 2003
Page 3


                  corporate action to approve the issuance of and established the terms of the offering of the Common Stock and Rights and related matters and (b) issued, sold and delivered in the manner and for the consideration (not less than the par value of the Common Stock) stated in the applicable definitive purchase, underwriting or similar agreement or upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), each of the Common Stock and related Rights will be validly issued, fully paid and nonassessable.

            2. With respect to the Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance of and established the terms of the offering of the Preferred Stock and related matters (including the approval and adoption of a certificate of designation setting forth the terms of the Preferred Stock and assuming the filing of that certificate of designation with the State of Delaware) and (b) issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement or upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the certificate of designation or other instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, the Preferred Stock will be validly issued, fully paid and nonassessable.

            3. With respect to the Debt Securities to be issued under an indenture (incorporating the form of indenture filed as Exhibit 4.17 to the Registration Statement or such other provisions as are contained in a document which will be filed as an exhibit or incorporated by reference in the Registration Statement) (the "Indenture"), when (a) the Indenture has been
                  (i) duly authorized by the Board, (ii) duly executed and delivered by each party thereto and (iii) duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Board has taken all necessary corporate action to approve the issuance of and established the terms of such Debt Securities, the terms of the offering and related matters, (c) the Debt Securities have been executed and authenticated in accordance with the terms of the Indenture and (d) the Debt Securities have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration provided for therein, or upon exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board and the Indenture, the Debt Securities to be issued under the Indenture will be valid and binding obligations of the Company.

      In connection with our opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, the Registration Statement, and any amendments thereto (including post-effective amendments) will have been declared effective, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby, the authorization of the Securities applicable to such Security will not have been modified or rescinded by the Board and there will not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security, will violate any applicable federal or state law or will result in a violation of any provision

Brooks Automation, Inc.
October 7, 2003
Page 4


of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

      We express no legal opinion upon any matter other than those explicitly addressed in the paragraphs numbered 1 through 3 above, and our express opinions therein contained shall not be interpreted to be implied opinions upon any other matter.

      We hereby consent to the filing of this opinion with the Commission in connection with the filing of the Registration Statement. We also consent to the use of our name in the related prospectus and any related prospectus supplement under the heading "Legal Matters." In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                         Very truly yours,


                                         /s/ Brown Rudnick Berlack Israels LLP
                                         ---------------------------------------
                                         BROWN RUDNICK BERLACK ISRAELS LLP

SPW/DHM/PLK